Exhibit 99.1

FINAL TRANSCRIPT

Conference Call Transcript

MRNA - MDRNA, Inc Conference Call to discuss the Proposed Merger with Cequent Pharmaceuticals

Event Date/Time: Apr 01, 2010 / 12:30PM GMT

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Apr 01, 2010 / 12:30PM GMT, MRNA - MDRNA, Inc Conference Call to discuss the Proposed Merger with Cequent Pharmaceuticals

CORPORATE PARTICIPANTS

Pete Garcia

MDRNA, Inc. - CFO

Michael French

MDRNA, Inc. - President, CEO

Peter Parker

Cequent Pharmaceuticals - President, CEO

Barry Polisky

MDRNA, Inc. - Chief Scientific Officer

CONFERENCE CALL PARTICIPANTS

Ritu Baral

Canaccord Adams - Analyst

Pamela Bassett

Cantor Fitzgerald - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the MDRNA analyst conference call to discuss acquisition of Cequent Pharmaceuticals. My name is Veronica and I will be your operator for today. (Operator Instructions). As a reminder, this conference is being recorded for replay purposes.

I would now like to turn the conference over to your host for today, Mr. Pete Garcia, Chief Financial Officer. Please proceed.

Pete Garcia - MDRNA, Inc. - CFO

Thank you, Veronica. Good morning and thank you for joining today’s analyst call.

This morning, we announced that we have entered into a definitive agreement to acquire Cequent Pharmaceuticals. During this call, management will discuss the terms of the acquisition, capabilities of the combined company, and the value we expect to bring to our shareholders through this transaction.

I would like to note that my comments made today and the other comments on this analyst call may include forward-looking statements regarding future events or the future financial performance of the Company. Such statements are predictions only, and the actual events or results could differ materially from those made in any forward-looking statements due to a number of risks and uncertainties, including assumptions about future events based upon current expectations, planned business development efforts, near- and long-term objectives, potential new business, and financing strategies or organizational changes, changing markets, future business performance, and outlook.

I refer you to our most recent filings with the SEC including without limitation Forms 10-K, 10-Q, and 8-K, which all contain material information about us. I will now turn the call over to our President and CEO, Michael French.

Michael French - MDRNA, Inc. - President, CEO

Thank you, Pete. Good morning, everyone. On the call with Pete and me this morning are Peter Parker, President and CEO of Cequent Pharmaceuticals, and Barry Polisky, MDRNA’s Chief Scientific Officer.

Apr 01, 2010 / 12:30PM GMT, MRNA - MDRNA, Inc Conference Call to discuss the Proposed Merger with Cequent Pharmaceuticals

It’s been a fairly busy quarter for us. So far this year, we’ve reported that we’ve achieved reduction in tumor growth in rodent disease models of both liver and bladder cancer via both systemic and local delivery with the Company’s proprietary UsiRNAs delivered by its novel DiLA2 platform. We also demonstrated that a combination approach, that is a single compound with two UsiRNAs targeting two different cellular processes — in this case, cell division and tumor progression, show that tumor size was significantly lower when compared to a single UsiRNA.

We also disclosed the establishment of two additional early collaborative efforts with major international pharmaceutical companies, including an effort with AstraZeneca related to our preclinical program in hepatocellular carcinoma. Finally, we announced the allowance of two patents, as well as the assignment of key intellectual property related to bridged nucleic acids, which have further broadened our comprehensive patent estate.

The bridged nucleic acid technology is highly complementary to our proprietary UNA technology, enables MDRNA to tailor key characteristics of our usRNA constructs to impart greater versatility and specificity. Additionally, the bridged nucleic acids are directly applicable to alternative nucleotide constructs, including antagomirs, single-stranded molecules, and constructs which function outside of an RNAi mechanism.

And today, we are very excited to announce that we are acquiring Cequent Pharmaceuticals. For those of you that may be unfamiliar with Cequent, it is a privately-held company that is pioneering the development of novel compounds utilizing a proprietary approach to harnessing RNA interference, an approach called TransKingdom RNAi. Not only does Cequent bring to MDRNA another validated RNAi drug discovery platform, but also a strong preclinical and clinical pipeline including an IND with first-in-man dosing expected this quarter.

On today’s call, I will first ask Peter Parker to speak briefly about Cequent’s proprietary technologies, its capabilities, and preclinical and clinical programs. After Peter speaks, I will go over the opportunities that this acquisition brings to MDRNA and the value proposition created by the merger of our two companies. And finally, Pete Garcia will summarize the details of the transaction. And following our remarks, we’ll open up the call to questions from analysts.

We expect this acquisition to build on MDRNA’s reputation as a leader in RNAi drug discovery and development, as well as set the foundation upon which we can rapidly build value moving forward. This acquisition brings six key value drivers to the combined company. First, we will have multiple proprietary RNAi drug discovery platforms with the capability to deliver RNAi-based therapeutics via systemic, local, and oral administration. I don’t believe any other RNAi company can make that claim.

Secondly, we’ll have a robust oncology pre-clinical and clinical pipeline with programs in colon, bladder, and liver cancer, including a Phase I trial in Familial Adenomatous Polyposis, or FAP as it’s commonly referred to and how I’ll refer to it for the next of rest of my life because I can’t pronounce it, a trial which is expected to enroll patients in the coming months.

Third, we’ll have fully integrated drug discovery and development team with proven expertise in RNAi drug discovery, RNAi drug delivery, and RNAi clinical and regulatory development. Fourth, the combined company will have several early collaborative efforts with large international pharmaceutical companies upon which we believe we can build multi-year R&D collaborations.

Fifth, we’ll have a broad and comprehensive intellectual property estate covering RNAi constructs, chemistry, delivery, and gene targets. And lastly, we’ll have the capital necessary to achieve our near-term business, scientific and clinical objectives, and fund the combined company into December 2010.

I’d like to turn the call over to Peter Parker to tell you more about Cequent Pharmaceuticals. Peter?

Peter Parker - Cequent Pharmaceuticals - President, CEO

Thank you, Michael. Cequent Pharmaceuticals is a clinical stage RNAi company. We are a venture capital-backed company, which I helped form in 2006 through the spinout of novel RNAi technology from Harvard Medical School.

Our system uses bacteria, which are normally present in the body, as a delivery vehicle for RNA interference. This approach gives us a ready-made system for addressing specific diseases in the GI tract. We have clinical and preclinical programs in colon cancer and inflammatory bowel disease.

Apr 01, 2010 / 12:30PM GMT, MRNA - MDRNA, Inc Conference Call to discuss the Proposed Merger with Cequent Pharmaceuticals

Unlike virtually every other RNAi company, Cequent does not chemically synthesize mediators of RNAi, but instead relies on the bacteria to produce them. This gives us an enormous cost advantage over any other RNAi-based therapeutics which might hope to target diseases of the GI tract.

Beginning in 2007, we built scientific, development, and regulatory teams to follow through on this promising technology. We’ve also raised significant financing from several well-known venture players, such as Ampersand, Pappas Ventures, Nexus, and Novartis Option Fund.

By last year, we had completed the development work necessary for filing our first investigational new drug application, or IND, for an inherited colon cancer condition called familial adenomatous polyposis. Our IND was filed with the Center for Biologics Evaluation & Research, or CBER, at FDA in early November, and it was accepted in early December. The rapid acceptance of our application is a tribute to the fabulous development team which Cequent has assembled and to which MDRNA will now have access.

Our compound is called CEQ508, and we are now initiating the sites for our trial and expect to dose our first patient this quarter.

We have several preclinical programs following closely behind FAP. We expect to have our second IND ready early next year against an IBD target, which we believe could be useful in ulcerative colitis patients and is also under option with Novartis. A second IBD program is also under development.

Longer term, we think there are many interesting targets that could be accessed in the GI tract using this technology. We also believe that technology can be applied to diseases of the genitourinary tract and potentially the skin, basically any place where bacteria already reside in or on the body.

I can answer more questions about our technology later, if you like, but right now I’ll turn the call back over to Michael.

Michael French - MDRNA, Inc. - President, CEO

Thank you, Peter. Following the acquisition, the combined company will be headquartered in Bothell, Washington, with an office in Cambridge, Massachusetts. RNAi drug discovery, research, and biology will continue to be conducted at MDRNA’s state-of-the-art R&D facility in Bothell, while clinical operations and regulatory affairs will be located in Cambridge.

The combined company will leverage resources and its proven management team to further advance its two validated RNAi drug discovery platforms, MDRNA’s UsiRNA DiLA2 platform validated through its two license agreements with Roche and Novartis and Cequent’s TransKingdom RNAi platform validated through its IND and pending Phase I human clinical trial. These platforms provide us with two distinct and proprietary delivery technologies that allow for systemic, local, and oral delivery.

We plan to utilize the platforms to generate near-term value through multi-year, target-based, and/or therapeutic-based research and development collaborations. MDRNA has already initiated three early collaborative efforts around the UsiRNA and DiLA2 technologies as potential forerunners to one or more of these multi-year collaborations.

Likewise, we expect to be able to leverage the TransKingdom RNAi platform into similar near-term platform opportunities.

The combined company will have a robust preclinical pipeline with a pending Phase I human trial in FAP as its first clinical stage program. We believe we can advance an additional three INDs by mid-2011 in both oncology and inflammatory diseases. As Peter mentioned, one of the pre-IND programs is already under option with Novartis.

From an intellectual property perspective, the combined company will have a broad patent portfolio, covering novel chemistries; RNAi constructs; delivery platforms for systemic, local, and oral delivery; and gene targets. The combined company will own or control 21 issued or allowed patents, and will have 38 pending U.S. patent applications, 129 foreign patent applications, and eight PCT applications.

The expertise of the combined team will span all aspects of RNAi drug discovery, research, and development. We believe we will have one of the foremost scientific organizations in the RNAi space with proven success demonstrating RNAi knockdown activity in rodents and nonhuman primates and an IND and pending Phase I trial. In addition, we’ll have world-class scientific advisers at both the Board of Director and Scientific Advisory Board Levels.

Apr 01, 2010 / 12:30PM GMT, MRNA - MDRNA, Inc Conference Call to discuss the Proposed Merger with Cequent Pharmaceuticals

Finally, I’d like to provide some additional background on FAP. FAP is a generally debilitating condition for which there are as yet no cures. Virtually all FAP patients who do not have their colons removed as young adults will develop colorectal cancer by middle age. There are approximately 30,000 people in the United States alone with FAP, all with a near 100% probability of passing on this hereditary disease to their children.

The FDA has given FAP an orphan drug designation, which typically provides for expedited regulatory review. Further, a COX-2 inhibitor was approved for this indication after a Phase II trial which doubled as its pivotal trial. Unfortunately, that COX-2 inhibitor was ultimately taken off the market.

For these reasons, we believe that CEQ508 is a product that the combined company could commercialize with a small specialty sales force and minimal sales and marketing infrastructure. With an expedited clinical and regulatory path, we believe it might be possible to launch an RNAibased therapeutic for FAP in the 2014 timeframe. Between now and closing of the merger, we will work with the Cequent team as appropriate to assess our ability to commercialize CEQ508, including development of timelines and budgets.

I’d like to now turn the call over to Pete Garcia to go over some of the specifics of the deal structure and financial outlook. Pete?

Pete Garcia - MDRNA, Inc. - CFO

Thanks, Michael. We will acquire Cequent in an all-stock transaction.

Under the terms of the agreement, each outstanding share of Cequent common stock will be exchanged for MDRNA common stock at an exchange ratio that implies a purchase price for Cequent shareholders of approximately $44 million, plus an additional value of $2 million to warrant and warrant and option holders. This is based upon a 10-day volume-weighted average, VWAP, price of MDRNA shares on March 31, 2010.

This represents an approximate 56% equity ownership for MDRNA shareholders and an approximate 44% equity ownership for Cequent shareholders.

The Boards of Directors of both companies and the preferred shareholders of Cequent have authorized the transaction. Both parties will strive to complete the merger by the end of June 2010, at which time shares of the combined company will continue to trade on NASDAQ under the stock symbol MRNA.

Michael will serve as the President, CEO, and Board member of the combined entity and Peter Parker will assume the Chairmanship of the combined company’s Board of Directors. The new Board of Directors will include an additional five members, two each from the existing Boards of MDRNA and Cequent, and one additional independent director to be chosen by the new combined board.

Cequent has identified Dr. Chiang Li and Dr. Michael Taylor as its representatives on the new Board of Directors. Dr. Li is a physician and founder of Cequent, as well as an adjunct faculty member at Beth Israel Deaconess Medical Center, Harvard Medical School. Dr. Taylor is President and Chief Executive Officer of Ensemble Discovery and former Senior Vice President at Pfizer.

MDRNA’s representatives will be chosen prior to the Company’s annual shareholders meeting, which we expect to hold in June.

We expect that the cash brought from Cequent as part of the acquisition will fund the combined company into December 2010. In addition, the transaction will include certain loan provisions that will fund MDRNA through the anticipated closing of the merger in early July 2010. The closing of the transaction is subject to customary conditions.

I will now turn the call back over to Michael.

Michael French - MDRNA, Inc. - President, CEO

Thank you, Pete. Through the combination of MDRNA and Cequent, we believe we are creating one of the foremost RNAi therapeutics companies in the sector with multiple delivery platforms, a robust preclinical and clinical pipeline, and the potential to commercialize one of the first RNAi-based therapies.

Apr 01, 2010 / 12:30PM GMT, MRNA - MDRNA, Inc Conference Call to discuss the Proposed Merger with Cequent Pharmaceuticals

I hope we have conveyed our excitement about this opportunity and the chance to work with the exceptionally talented and dedicated team at Cequent. We will now open today’s call to your questions. Veronica?

QUESTION AND ANSWER

Operator

(Operator Instructions). Ritu Baral, Canaccord Adams.

Ritu Baral - Canaccord Adams - Analyst

I’ve actually got quite a few questions, but I’ll start with three and then I’ll hop back in the queue. So you mentioned that, at least for FAP, there was a COX-2 inhibitor that was previously approved on a pivotal Phase II trial. Can you describe the trial — the Phase I and pivotal Phase II for that drug? And would that serve as a precedent for what you guys plan on doing for CEQ508?

Michael French - MDRNA, Inc. - President, CEO

We can’t describe — I don’t think we will describe in detail here their entire clinical development plan, but I think what we can say is a couple of things. I’m not sure we can say that we’d be able to mirror it because at that time that COX-2 compound was approved for RA. So, it may have had a different kind of trajectory from a regulatory approval pathway.

We do know that the Phase II trial was about 83 patients, looking at reduction in new polyp formation. And we expect that we would be going down the same path in terms of clinical endpoint, looking for formation of new polyps and perhaps reduction in existing polyp formation.

Ritu Baral - Canaccord Adams - Analyst

Got you. So you would get the primary endpoint from an endoscopy sort of procedure?

Michael French - MDRNA, Inc. - President, CEO

Correct.

Ritu Baral - Canaccord Adams - Analyst

And can you talk about what sort of a preclinical safety package that you have in hand now to cover the upcoming Phase I and what sort of a carcinogenicity data package — safety data package you have? I know that the FDA’s sort of requests on carcinogenicity were what slowed Isis down from an accelerated path at one point.

Peter Parker - Cequent Pharmaceuticals - President, CEO

It’s Peter Parker. So, we did a fairly extensive amount of work on this product. We had run a 22-monkey study for safety, and then we’ve also done a very large number of mouse studies, and basically have a really clean bill of health from the safety standpoint on all indications.

Ritu Baral - Canaccord Adams - Analyst

How long were those studies or how long was the longest?

Apr 01, 2010 / 12:30PM GMT, MRNA - MDRNA, Inc Conference Call to discuss the Proposed Merger with Cequent Pharmaceuticals

Peter Parker - Cequent Pharmaceuticals - President, CEO

28 days, which mirrors the Phase I.

Operator

(Operator Instructions). Pamela Bassett, Cantor Fitzgerald.

Pamela Bassett - Cantor Fitzgerald - Analyst

Congratulations. Will you try and give us a brief overview compare and contrast the mechanism of action of both RNAi approaches? The difference in the platforms? And also any commonality.

Peter Parker - Cequent Pharmaceuticals - President, CEO

I think the commonality in both approaches is hijacking the RNAi process and utilizing RNAi interface to downregulate proteins expression of whatever the target is.

And as I’ve described in presentations in the past, we do think about this as hijacking systems. There are many ways to do that. And I think you’re certainly familiar with our approach, which are small interfering RNAs that are delivered via a liposomal delivery technology that enter the cell via endosomal process, released into the cytoplasm, and then trigger the RNAi process.

And, sequences is — a sequence approach is a different approach. It’s an expressed approach. It uses a plasmid, it expresses a short hairpin RNA that then is processed by the RNAi pathway, again downregulating the protein via that risk process.

So, it’s kind of coming in earlier, if you will, perhaps earlier upstream and via a certainly a different delivery approach, and in this case it’s delivered via bacteria into the gut and, again, taken up by the GI tract epithelial cells and, again, an endosomal type of process. I don’t know, Barry, if you — I did the CEO 30,000-foot level here, Barry. If you want to add something?

Barry Polisky - MDRNA, Inc. - Chief Scientific Officer

Yes, this is Barry. Yes, these are — Pamela, these are two obviously quite distinct approaches.

As Michael said, in one case, and Peter can jump in too here, in one case we chemically synthesized the RNAi and delivered it in a liposome from the outside, obviously, from either locally or from the systemic circulation.

The Cequent approach is completely different in which the RNA is made in a bacterial cell using bacterial transcriptional machinery, and in that case, the bacteria is using processes that occur completely naturally, engages the outside of epithelial cells, and gets into the gut epitheliam, and then, through another natural process actually releases the RNA into the cytoplasm. So, releases the RNA that it’s made, that the bacterium has made itself, into the cytoplasm of the higher cell, of the epithelial cell, and then that RNA is engaged by the RNAi machinery and processed and specifically downregulates the target that it’s complementary to.

So, it’s a totally different system in which, in one case, one makes a chemically synthesized RNA and a delivery vehicle, and in the other case, one simply grows specific bacterium that are capable of doing this and capable of trafficking to the specific cellular target in the body.

Pamela Bassett - Cantor Fitzgerald - Analyst

And what do you expect the half-life to be for the Cequent system in the gut?

Michael French - MDRNA, Inc. - President, CEO

When you say half-life, do you mean the RNAi (multiple speakers)

Apr 01, 2010 / 12:30PM GMT, MRNA - MDRNA, Inc Conference Call to discuss the Proposed Merger with Cequent Pharmaceuticals

Pamela Bassett - Cantor Fitzgerald - Analyst

Like, how long will it last as an active therapeutic, do you think?

Michael French - MDRNA, Inc. - President, CEO

Okay, so the RNAi effect that we get is similar to any RNAi effect. So, in a given cell line, for instance, people normally see seven or more days of activity.

What you have to think about in the GI tract also are the cells that you’re getting into to silence the target. They also turn over. For instance, the cells in the colon turn over, I think, every seven days. So you’re not so much looking at a prolonged effect as really having to dose often enough so that you are continuing to get the effect.

Pamela Bassett - Cantor Fitzgerald - Analyst

So, about a week? Or could this be a once-weekly dose? Because it’s oral, it makes it easier, but.

Michael French - MDRNA, Inc. - President, CEO

That’s right. It could be. It all depends on the bacteria, how strong or weak you make them, and there’s a whole series of properties we give it which we can dial up or down.

So we are actually making our bacteria very weak. In fact, they can’t divide more than even once, so they go into the gut, do their job, and then die or leave. You can imagine a situation like taking a probiotic like yogurt where you might want to engineer the bacteria to stay around longer and continue their effect.

Pamela Bassett - Cantor Fitzgerald - Analyst

Will you talk a little bit about what the manufacturing process will look like?

Michael French - MDRNA, Inc. - President, CEO

For the bacteria?

Pamela Bassett - Cantor Fitzgerald - Analyst

Yes. Well, for the whole — for the therapeutic.

Michael French - MDRNA, Inc. - President, CEO

It’s very interesting, actually. The therapeutic is simply the engineered bacteria which we then grow. So, you literally grow them in medium, in a fermenter, and that’s a very, very normal process for producing biologics.

The difference is we have no purification at the back end. We simply take the product from the fermenter, wash it, and put it into dose form. So, incredibly cheap operation.

Pamela Bassett - Cantor Fitzgerald - Analyst

Dose form being -

Apr 01, 2010 / 12:30PM GMT, MRNA - MDRNA, Inc Conference Call to discuss the Proposed Merger with Cequent Pharmaceuticals

Michael French - MDRNA, Inc. - President, CEO

It’s just the bacteria in a vehicle, whatever we’re delivering it in. In our case, it’s PVS and glycerol today. It could be other things.

We can also — potentially, we can lyophilize the bacteria and give them in a capsule, but we haven’t done that development yet.

Pamela Bassett - Cantor Fitzgerald - Analyst

I assume — have you grown up multiple bacteria so that you already have multiple cell lines and banks of cells? And if so, what are the distinguishing characteristics of those various cell lines?

Michael French - MDRNA, Inc. - President, CEO

Well, when you say cell lines, so we — our first product is simply one cell. It’s called CEQ508. We have made all the clinical doses for our clinical trial sometime ago at City of Hope out in California.

Pamela Bassett - Cantor Fitzgerald - Analyst

Did you have to create massive cell banks or no for this?

Michael French - MDRNA, Inc. - President, CEO

Of course. No, exactly, you create a master cell bank and a working cell bank and the usual series of steps.

Pamela Bassett - Cantor Fitzgerald - Analyst

So that’s already done. That’s -

Michael French - MDRNA, Inc. - President, CEO

Yes. For the first product, that’s been done for some time actually. And now, we are going to repeat the same process for the IBD targets.

Pamela Bassett - Cantor Fitzgerald - Analyst

And in each case, it’s one cell line, not multiple.

Michael French - MDRNA, Inc. - President, CEO

Okay, so the vehicle we’re using, what we call CEQ508, is a — it’s a bacteria. It’s actually a modified E. coli, and that same vehicle would be used for the IBD target. So, the great thing here is all you do is change the machinery inside the bacteria to target a different gene.

Pamela Bassett - Cantor Fitzgerald - Analyst

And there is not a requirement to bank each (multiple speakers) change.

Apr 01, 2010 / 12:30PM GMT, MRNA - MDRNA, Inc Conference Call to discuss the Proposed Merger with Cequent Pharmaceuticals

Michael French - MDRNA, Inc. - President, CEO

Yes, there is. Each product will be different.

Pamela Bassett - Cantor Fitzgerald - Analyst

So that it is separated as a delivery vehicle in [its own].

Unidentified Company Representative

Say that one more time.

Pamela Bassett - Cantor Fitzgerald - Analyst

The bacteria then is separated sort of as a delivery vehicle. It’s not viewed by the agency as a total package when you re-engineer the RNAi machinery within the bacterium? Do I understand correctly?

Michael French - MDRNA, Inc. - President, CEO

They’ll consider that a new product. Think of it as the vehicle doesn’t change, but the payload does. And so, the payload is what — it’s part of what they’re going to look at in terms of what sorts of toxicity it has and other issues. So we will do a full preclinical tox study on each product.

Pamela Bassett - Cantor Fitzgerald - Analyst

I’m thinking more about the banking process, which takes some time. So, once you have that done, you don’t have to — when you change the machinery, you don’t have to make any additional changes. That’s done after the cell banking process and there’s no additional work after that?

Michael French - MDRNA, Inc. - President, CEO

That’s correct. Actually, I think you might be overestimating the amount of work to get a new cell bank. All we do is do a slight modification to the product to get the next product, and we simply grow that up under conditions that we have already set and just qualify it and do the QC to make it a working — to make it a master cell bank.

Pamela Bassett - Cantor Fitzgerald - Analyst

So it’s pretty straightforward, then. Great. And, within the — if you use the bacterial delivery on the skin, how will that work? You know, thinking ahead.

Michael French - MDRNA, Inc. - President, CEO

Well, we don’t know. I mean, bacteria reside on the skin. There’s actually a lot of them. They are more in the lactobacillus family. So we would have to migrate our system into a different bacteria from E. coli.

However, we’ve used a consultant at Stanford University and talked to them about programs in this area. You can get in through the pores and, of course, there are certain conditions like psoriasis where the skin is actually broken or in other ways compromised, and those might be reasonable areas to target.

Pamela Bassett - Cantor Fitzgerald - Analyst

Okay, and just two quick questions. How will the two groups interface within the organization? Do you see two separate types of RNAi R&D groups or — and what’s the total headcount following the acquisition?

Apr 01, 2010 / 12:30PM GMT, MRNA - MDRNA, Inc Conference Call to discuss the Proposed Merger with Cequent Pharmaceuticals

Pete Garcia - MDRNA, Inc. - CFO

So, the total headcount is probably going to be somewhere, maybe, 55 to 60 people. Right now, we are about 50. And the Cequent team is roughly nine with additional consultants, as we all have.

We need — these technologies are different. And what Cequent has done was to focus its efforts in its clinical development and keep a minimal research capability onboard, and we’re going to look at what’s necessary to build up a capability in Bothell to advance additional programs with the Cequent TransKingdom RNAi platform. So we will look to develop R&D capability to support that platform.

Pamela Bassett - Cantor Fitzgerald - Analyst

Thanks. Congratulations again.

Operator

(Operator Instructions). Ritu Baral, Canaccord Adams.

Ritu Baral - Canaccord Adams - Analyst

Going back to the question of the bacterial lines, so 508 uses E. coli. Do you have other lines that utilize other sort of endogenous flora? Do different lines — can they localize to different parts of the GI? Are there any sort of unique characteristics to different — to the different bacteria that you may use? What other modifications have been made to them other than the lifecycle and the RNAi portion, obviously?

Peter Parker - Cequent Pharmaceuticals - President, CEO

Those are a few different questions, but in terms of — and they are good questions because the E. coli are engineered to get into tissues in the ilium and the colon preferentially, we think.

So, we would probably look to use either a different targeting system on the surface of the bacteria to, for instance, target things in the upper GI. We might use a different bacterium, in fact. E. coli is a very prevalent in the human gut, but there is a lot of lactobacillus, and I think one day we’d like to migrate our platform to have a gram-positive strain as well as a gram-negative strain.

That’s a lot of work. We think that’s about a two-year program, and it’s actually on our list of things to do. I think lactobacillus, for instance, would be very interesting on the skin because there’s a lot of it already naturally occurring, and certainly for the GU tract, the female genital tract, you’d want to use a lactobacillus. We’ve already done some work on a program to target the oncoproteins that drive cervical cancer. Pretty interesting area that we could address.

So, there is a lot that we can do, but today our workforce is really in the E. coli system. We have several different strains of E. coli we can use, as I said, more or less attenuated.

Ritu, I can hardly even begin to talk about the attenuations. I mean, there are many. You give them nutrient deficiencies to make them oxytropic so they can’t survive outside the body. They really don’t survive in the body very long. So, this has made the agency very, very comfortable with our trial. There is no environmental issues. There is no gene transfer issues to other things. Very, very, very safe product.

If we make them more vibrant, more viable, you’d deliver less and they’d stay around longer, and then you’d sort of go back to the agency and have to argue, well, is that worth the risk, if there is any, of just putting it out into the environment? So I think we’re kind of going back and forth on that spectrum.

Apr 01, 2010 / 12:30PM GMT, MRNA - MDRNA, Inc Conference Call to discuss the Proposed Merger with Cequent Pharmaceuticals

Ritu Baral - Canaccord Adams - Analyst

And the upcoming trial, how many centers will that be in?

Michael French - MDRNA, Inc. - President, CEO

We’ve initiated two sites and we’ll see how the enrollment goes.

Ritu Baral - Canaccord Adams - Analyst

Okay. So you’re in, I guess, the IRB process with some other sites.

Michael French - MDRNA, Inc. - President, CEO

Yes. Correct.

Ritu Baral - Canaccord Adams - Analyst

Got you. And this will be in FAP patients?

Michael French - MDRNA, Inc. - President, CEO

Yes, in patients, correct.

Ritu Baral - Canaccord Adams - Analyst

Got you. And can you give us any color on the Novartis deal or option that you mentioned for the preclinical — the IBD compound — I’m sorry, strain that you had mentioned? Is there a milestone associated with opt-in or any other structure to that deal you can give us?

Michael French - MDRNA, Inc. - President, CEO

Exactly, there’s — the milestone is at this point in that deal. So they’ve given us some funding to work on this, and the final point at which they can opt into the program is when we’ve filed our IND, had it accepted, and are ready to dose the first patient. They would have to make a decision to exercise or else lose the rights to the program.

Ritu Baral - Canaccord Adams - Analyst

Got you. And they have one of those standard 45- or 60-day windows to do that?

Michael French - MDRNA, Inc. - President, CEO

Correct.

Ritu Baral - Canaccord Adams - Analyst

And just to go over again, what operations is the combined company keeping in Cambridge? What sort of clinical personnel and operations? And I guess what’s that going to do to burn going forward?

Apr 01, 2010 / 12:30PM GMT, MRNA - MDRNA, Inc Conference Call to discuss the Proposed Merger with Cequent Pharmaceuticals

Michael French - MDRNA, Inc. - President , CEO

Well, we will maintain as best we can all of the employees at Cequent in Cambridge to continue foremost — the priority is the execution of the FAP Phase I clinical trial.

There will be some incremental — some incremental burn related to that. But it’s really important to talk about that the combination of these companies is a complementary combination versus kind of synergistic. These are two separate technologies and — first off, they’re two separate technologies, and on top of that, what the Cequent team has been focused in is complementary to what we’re doing.

We are trying to advance our own INDs in bladder cancer. We’re heavy research focused. If you think about our ability to advance the INDs, we haven’t brought on clinical development people to support that effort at MDRNA. We are research focused.

On the other hand, Cequent is clinically focused and preclinically focus from that standpoint. So we are going to be able to utilize the expertise of the Cequent team to help us advance our INDs.

So, it’s basically — it’s a complementary interaction between the two companies that expand our overall capabilities. We begin to provide the research requirements and needs that Cequent has to further exploit their platform. They provide us the pre-IND and clinical expertise to advance our programs to IND and into the clinic.

Ritu Baral - Canaccord Adams - Analyst

So, last question, going back to the potential clinical profile of 508, what side effects might you be expecting and what were the dose-limiting tox in the preclinical work that you saw?

Peter Parker - Cequent Pharmaceuticals - President, CEO

So, we didn’t see any. And if you think about it, these are bacteria that you’re taking orally. And the only limitation on the dose amount is how many bacteria you can pack into a certain number of milliliters. It’s very interesting thing. So, we saw no dose-limiting toxicity and our — so we have a no adverse event level, which is the highest dose we gave in mice and monkeys.

Ritu Baral - Canaccord Adams - Analyst

So no preclinical diarrhea signal or anything that you saw?

Peter Parker - Cequent Pharmaceuticals - President, CEO

Right. I mean, what would you look for? Yes, perhaps it would be GI distress.

Ritu Baral - Canaccord Adams - Analyst

Congratulations, guys.

Operator

Ladies and gentlemen, this concludes the question-and-answer session. I will now hand the call over to Mr. Michael French for closing remarks.

Michael French - MDRNA, Inc. - President, CEO

Thank you, Veronica. To conclude, I want to thank the MDRNA and Cequent teams because it has been their talent, dedication, outstanding science that has created this extraordinary opportunity.

Apr 01, 2010 / 12:30PM GMT, MRNA - MDRNA, Inc Conference Call to discuss the Proposed Merger with Cequent Pharmaceuticals

Further, I want to thank our respective law firms, MDRNA’s team of Pryor Cashman and Cequent’s team at Edwards Angell Palmer & Dodge, as well as the investment banking team at Canaccord Adams for advising us on the transaction. Should you have any additional questions, please feel free to contact us. Thank you for taking the time to join us today. Veronica?

Operator

Ladies and gentlemen, that concludes today’s conference. Thank you for your participation. You may now disconnect. Have a great day.

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Additional Information about the Merger will be filed with the SEC

This communication may be deemed to be solicitation material regarding the proposed merger of MDRNA and Cequent. In connection with the proposed merger, MDRNA intends to file relevant materials and documents with the Securities and Exchange Commission (SEC), including a proxy statement, which will be mailed to the stockholders of MDRNA. Investors and the public are urged to read these materials carefully and in their entirety when they become available because they will contain important information about the companies, the proposed merger and the expectations for the combined company. The proxy statement and other relevant materials (when they become available), and any and all documents filed with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and the public may obtain free copies of the documents filed with the SEC by MDRNA by directing a written request to MDRNA, Inc., 3830 Monte Villa Parkway, Bothell, Washington 98021, Attention: Investor Relations. The directors, executive officers and employees of MDRNA may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the special interests of these directors, executive officers and employees in the proposed transaction, if any, will be included in the proxy statement referred to above.

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